UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 3, 2015

Hines Global REIT II, Inc.
__________________________________
(Exact name of registrant as specified in its charter)

Commission file number: 333-191106

Maryland	80-0947092
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2800 Post Oak Boulevard
Suite 5000
Houston, Texas	77056-6118
(Address of principal executive offices)	(Zip code)

(888) 220-6121
(Registrant’s telephone number, including area code)

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Hines Global REIT II, Inc. (the “Company”), Hines Securities, Inc. (the “Dealer Manager”), Hines Global REIT II Advisors LP (the “Advisor”) and Ameriprise Financial Services, Inc. (“Ameriprise”) previously entered into a selected dealer agreement (the “Selected Dealer Agreement”), dated as of December 31, 2014, as amended by the Amendment to Selected Dealer Agreement, dated as of February 27, 2015, pursuant to which Ameriprise agreed to act as a selected dealer and offer and sell on a best efforts basis shares of the Company’s common stock pursuant to the Company’s initial public offering. On September 3, 2015, the Company, the Dealer Manager, the Advisor and Ameriprise entered into Amendment No. 2 to Selected Dealer Agreement (the “Ameriprise SDA Amendment”) in connection with the Company’s decision to reclassify a portion of the Class A shares of common stock of the Company, $0.001 par value per share (the “Class A Shares”) as Class T shares of common stock of the Company, $0.001 par value per share (the “Class T Shares”).

Pursuant to the terms of the Ameriprise SDA Amendment, the underwriting compensation to be paid to Ameriprise generally will consist of: (a) (i) with respect to the Class A Shares, subject to the reduction of the sales commission in certain circumstances, a sales commission in the amount of 7.0% of the gross proceeds of the Class A Shares sold in the primary offering, plus a marketing fee in the amount of up to 1.5% of the gross proceeds of the Class A Shares sold in the primary offering, and (ii) with respect to the Class T Shares, a sales commission in the amount of 2.0% of the gross proceeds of the Class T Shares sold in the primary offering, plus a marketing fee in the amount of up to 2.5% of the gross proceeds of the Class T Shares sold in the primary offering; and (b) with respect to the Class T Shares only, a distribution and stockholder servicing fee that accrues daily, is paid quarterly in arrears and is calculated on the outstanding Class T Shares issued in the Company’s primary offering in an amount equal to 1.0% of the purchase price per Class T Share (or, once reported, the estimated net asset value); provided, however, that the aggregate amount of distribution and stockholder servicing fees to be paid to Ameriprise will not exceed 4.0%. In addition, the Ameriprise SDA Amendment describes the circumstances pursuant to which the distribution and stockholder servicing fees will cease being paid to Ameriprise.

The Ameriprise SDA Amendment also includes additional representations and covenants regarding the Company’s continued qualification for taxation as a real estate investment trust and the Company’s pending application for a private letter ruling from the Internal Revenue Service concluding that the differences in dividends paid to holders of the Company’s Class A Shares and Class T Shares, as described in the prospectus for the Company’s public offering, will not cause such dividends to be treated as preferential dividends.

The foregoing description of the Ameriprise SDA Amendment does not purport to be complete in scope and is qualified in its entirety by the full text of the Ameriprise SDA Amendment, which is attached to this Current Report on Form 8-K as Exhibit 10.1.

Item 8.01. Other Events.

The Company has determined not to pursue the acquisition of the Domain Apartments, a multi-family community located in Henderson, Nevada. Accordingly, on September 4, 2015, the Company, through a wholly-owned subsidiary of Hines Global REIT II Properties, LP, terminated that certain Real Estate Purchase Agreement, dated as of July 8, 2015, as amended, by and between Hines Global REIT II 891 Coronado LLC and LV Eastern, LLC. The Company received a refund of its $1.5 million earnest money deposit in connection with the termination of the purchase agreement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

10.1 Amendment No. 2 to Selected Dealer Agreement, dated as of September 3, 2015, by and between Hines Global REIT II, Inc., Hines Securities, Inc., Hines Global REIT II Advisors LP and Ameriprise Financial Services, Inc.

Forward-Looking Statement
This Current Report on Form 8-K contains forward-looking statements (such as those concerning the sale of shares by Ameriprise) that are based on the Company’s current expectations, plans, estimates, assumptions, and beliefs that involve numerous risks and uncertainties, including, without limitation, risks associated with Ameriprise’s ability to sell the shares, future economic, competitive and market conditions, future business decisions and those risks set forth in the Company’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Although these forward-looking statements reflect management’s belief as to future events, actual events or the Company’s investments and results of operations could differ materially from those expressed or implied in these forward-looking statements. To the extent that the Company’s assumptions differ from actual results, the Company’s ability to meet such forward-looking statements may be significantly hindered. You are cautioned not to place undue reliance on any forward-looking statements. The Company cannot assure you that it will attain its investment objectives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hines Global REIT II, Inc.

September 10, 2015	By:	/s/ J. Shea Morgenroth
Name: J. Shea Morgenroth
Title: Chief Accounting Officer and Treasurer

Exhibit Index

Exhibit No.	Description
10.1
Amendment No. 2 to Selected Dealer Agreement, dated as of September 3, 2015, by and between Hines Global REIT II, Inc., Hines Securities, Inc., Hines Global REIT II Advisors LP and Ameriprise Financial Services, Inc.